Supplement dated December 1, 1997
to Prospectus Supplement dated October 27, 1997
to Prospectus dated October 27, 1997


                           $772,022,145
                          (Approximate)

                GE Capital Mortgage Services, Inc.
                      (Seller and Servicer)

    REMIC Multi-Class Pass-Through Certificates, Series 1997-9
             Principal and interest payable monthly,
                   beginning November 25, 1997.

           Notwithstanding anything to the contrary contained in the accompanying Prospectus Supplement, the Class 1-A15, Class 1-A16, Class 2-A4, Class 2-A5, Class 2-A8, Class 2-A9 and Class 2-A10 Certificates may be held in minimum denominations in Certificate Principal Balance of $1,000 and integral multiples thereof.